UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2013
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 23, 2013, Cavco Industries, Inc., a Delaware corporation (the “Company”), announced financial results for its fiscal fourth quarter and year ended March 30, 2013. A copy of the Company’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated in this Item 2.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved incentive compensation plans for Daniel L. Urness, Chief Financial Officer, Vice President and Treasurer; Charles E. Lott, President of Fleetwood Homes, Inc.; and Larry H. Keener, President of Palm Harbor Homes, Inc. for fiscal year 2014.

Under Mr. Urness's plan he is eligible to receive incentive compensation based upon the Company's pre-tax profits for the fiscal year ending March 29, 2014. Under the terms of his plan, Mr. Urness is eligible to receive incentive compensation equal to (i) 0.8% of the first $23,000,000 in pre-tax income of the Company, (ii) 0.5% of pre-tax income of the Company between $23,000,001 and $30,000,000, and (iii) 0.3% of pre-tax income of the Company greater than $30,000,000. Mr. Urness will be paid in cash at the conclusion of the fiscal year ending March 29, 2014.

Mr. Lott's incentive plan consists of two components: (i) a specific objectives-based bonus, and (ii) a performance bonus. Under the specific objectives-based component, Mr. Lott is eligible to receive a cash bonus of up to $80,000, based upon his performance in working with the Company's five Palm Harbor Homes plants to expand product offerings, increase plant efficiencies, improve marketing, and increase pre-tax profits. The bonus amount will be determined at the sole discretion of the Compensation Committee and paid following completion of the Company's Fiscal Year 2014 audit. Under the performance bonus, Mr. Lott will receive quarterly incentive payments equal to 3.72% of the aggregate pre-tax income of seven manufactured housing factories for which he has oversight responsibility.

Mr. Keener's incentive plan is based upon the performance of Palm Harbor Homes' retail subsidiary, Palm Harbor Villages, Inc. (“PHV”) in two categories: (i) pre-tax profits (the “Earnings Bonus”), and (ii) new homes sold (the “Unit Volume Bonus”). Under the Earnings Bonus category, Mr. Keener is eligible to receive quarterly incentive payments equal to five percent (5%) of the pre-tax profits and an annual incentive payment paid after the conclusion of the fiscal year ending March 29, 2014, equal to (a) five percent (5%) of the pre-tax income of PHV of $0 to $2,000,000; and (b) four percent (4%) of the pre-tax income of PHV of $2,000,001 to $3,000,000; and (c) three percent (3%) of the pre-tax income of PHV greater than $3,000,000. Under the Unit Volume Bonus category, Mr. Keener is eligible to receive an annual cash bonus based on the number of new homes sold by PHV above the baseline threshold of 1,800 homes as follows: the sum of $300 per home sold above the threshold up to 1,977 homes, and the sum of $150 per home for each home sold over 1,977.

Item 9.01.	Financial Statements and Exhibits

Exhibit

Number	Description

99.1	Press Release dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Daniel L. Urness
	Name: Title:	Daniel L. Urness Chief Financial Officer

Date: May 23, 2013

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press Release dated May 23, 2013